UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2013
Spherix Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7927 Jones Branch Drive, Suite 3125, Tysons Corner, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	301-897-2540

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Harvey J. Kesner, age 55, has been elected as interim Chief Executive Officer of Spherix Incorporated (the “Company”) effective February 27, 2013.  Mr. Kesner currently serves as a member of the Board of Directors of the Company.

Mr. Kesner is a practicing corporate and securities attorney and has been actively engaged in assisting start up and emerging businesses.  Mr. Kesner has played a role representing investors and companies in new and emerging fields such as social media, internet, renewable energy and broadband wireless telecommunications.

See the Form 4 filed on January 7, 2013 describing a restricted stock grant made by the Company  to an affiliate of Mr. Kesner, which Form 4 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 28, 2013, the Company issued a press release announcing the appointment of Mr. Kesner as interim Chief Executive Officer.  A copy of the press release announcing the appointment of Mr. Kesner is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number 99.1	Description Press release dated February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated (Registrant) By: /s/ Robert L. Clayton Robert L. Clayton, CFO Date: March 4, 2013